EXHIBIT 10.14

CALIFORNIA MICRO DEVICES CORPORATION

STOCK AND WARRANT PURCHASE AGREEMENT

July 28, 2003

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4.	Registration of the Shares; Compliance with the Securities Act		13
	4.1	Registration Procedures and Expenses	13
	4.2	Transfer of Shares After Registration; Suspension	14
	4.3	Indemnification	15
	4.4	Termination of Conditions and Obligations	17

5.	Conditions of each Investor’s Obligations at Closing		18
	5.1	Representations and Warranties	18
	5.2	Performance	18
	5.3	Compliance Certificate	18
	5.4	Qualifications	18
	5.5	Opinion of Counsel	18

6.	Conditions of the Company’s Obligations at Closing		18
	6.1	Representations and Warranties	18
	6.2	Qualifications	18

7.	Miscellaneous		18
	7.1	Entire Agreement	18
	7.2	Survival	19
	7.3	Successors and Assigns	19
	7.4	Governing Law	19
	7.5	Counterparts	19
	7.6	Titles and Subtitles	19
	7.7	Notices	19
	7.8	Expenses	19
	7.9	Attorneys’ Fees	20
	7.10	Amendments and Waivers	20
	7.11	Severability	20
	7.12	Rights of the Investor	21
	7.13	Conflict of Interest Waiver	21
	7.14	Press Release/Form 8-K	21

Exhibits
Exhibit A	–	Form of Warrant
Exhibit B	–	Certificate of Subsequent Sale
Exhibit C	–	Form of Opinion of Company’s counsel
Exhibit D	–	Schedule of Exceptions

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CALIFORNIA MICRO DEVICES CORPORATION

STOCK AND WARRANT PURCHASE AGREEMENT

This Stock and Warrant Purchase Agreement (this “Agreement”) is made as of the 28th day of July, 2003 (the “Effective Date”), by and among California Micro Devices Corporation, a California corporation (the “Company”), and each of the persons listed on the signature pages hereto (each of whom is herein referred to individually as an “Investor” and collectively as the “Investors”). The parties hereto agree as follows:

1. Purchase and Sale of Stock and Warrants.

1.1 Sale and Issuance of Common Stock Subject to the terms and conditions of this Agreement, each Investor severally (and not jointly and severally) agrees to purchase at the Closing (as defined below), and the Company agrees to issue and sell to each Investor at the Closing, that number of shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) set forth above such Investor’s name on the signature pages hereto at a price per Share equal to $2.25 (the “Purchase Price”), up to an aggregate of the lesser of (i) 2,444,444 Shares and (ii) that number of Shares such that the Company does not require approval of its shareholders for the transactions contemplated by this Agreement (the “Maximum”)..

1.2 Sale and Issuance of Warrants Subject to the terms and conditions of this Agreement, each Investor severally (and not jointly and severally) agrees to purchase at the Closing, and the Company agrees to issue and sell to each Investor at the Closing, a warrant to purchase that number of shares of Common Stock (the “Warrant”), equal to thirty percent (30%) of the number of Shares purchased by such Investor, substantially in the form attached hereto as Exhibit A.

1.3 Closings The purchase and sale of the Shares and Warrants (the “Closing”) shall occur in two closings, the first to occur no later than July 30, 2003 (the “First Closing”), and the second to occur no later than August 1, 2003 (the “Second Closing”). Any Investor in the Second Closing must have become a party to this Agreement prior to the end of the day on which the First Closing occurs. Except when specifically designated as the “First Closing” or the “Second Closing,” references to the “Closing,” the “Closings” or the “Closing Date” in this Agreement will refer to the First Closing and/or the Second Closing, as applicable by their context, and to those parties participating in the applicable Closing. The Closings will each occur at a place and time to be specified by the Company and Needham & Company, Inc. and Adams, Harkness & Hill, Inc. (collectively, the “Placement Agents”). Those Investors participating in each such Closing will be notified of such place and time not less than one (1) business day in advance by the Placement Agents.

(a) The First Closing. The First Closing shall be for the purchase and sale of the Company’s Common Stock and Warrants to Investor s affiliated with Special Situations Funds (“Special Situation Funds”) At the First Closing, after receipt of payment of $4,000,050, the Company shall arrange delivery to Special Situations Funds of one or more stock certificates representing 1,777,800 Shares, and one or more Warrants to purchase, in the aggregate, 533,340 shares of the Company’s Common Stock, each to be registered in the name of Special Situations Funds.

(b) The Second Closing. The Second Closing shall be for the purchase and sale of up to the difference between the Maximum less 1,777,800 Shares and Warrants to purchase 30% of Shares sold in the Second Closing. The Investors who participate in the Second Closing shall be accredited institutional Investors who must be pre-approved by Special Situations Funds, except that no pre-approval is required for the funds affiliated with Columbus Capital, Gruber & McBaine, Kern Capital, Proximity Capital, Royce Associates, and T. Rowe Price. At the Second Closing, after receipt of payment for the number of shares listed above such Investor’s name on the signature pages attached hereto, the Company shall arrange delivery to such Investor of one or more stock certificates representing the number of Shares, and one or more Warrants, each to be registered in the name of the Investor.

(c) Preliminary Schedule of Investors. The parties acknowledge that, with the exception of Special Situations Funds, the schedule of Investors attached hereto as Schedule A is a preliminary schedule of investors. As soon as practicable after the Second Closing, the Company shall deliver to each Investor a completed Schedule A, listing each Investor and the amount of Shares and Warrants purchased by such Investor hereunder.

2. Representations and Warranties of the Company The Company hereby represents and warrants to each Investor that, as of the Effective Date, and except as disclosed in all reports, registration statements and other filings, together with any amendments thereto, filed by the Company with the Securities and Exchange Commission (the “SEC”) on or after June 30, 2003 and prior to the Effective Date (collectively, the “SEC Reports”), the Company’s press release dated July 16, 2003, and the Schedule of Exceptions attached hereto as Exhibit D, specifically identifying the relevant subparagraph, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1 Corporate Existence and Power The Company, and each of the corporations or other entities of which the Company holds a majority of the voting power of the outstanding voting equity securities or a majority of the economic equity interest of such corporation or entity (collectively, the “Subsidiaries”) (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Condition of the Company and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

2.2 Authorization; No Contravention The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Articles of Incorporation or the By-laws; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise) or preference, priority, right or other security interest or preferential arrangement (a “Lien”) under, any provision of any agreement, undertaking, contract, indenture, mortgage, deed of trust, or other instrument to which the Company is a party or by which its property is bound (a “Contractual Obligation”) of the Company or any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise (a “Requirement of Law”) applicable to the Company except such violations or conflicts that would not reasonably be expected to have a material adverse effect on the Condition of the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, “Orders”) of the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, (a “Governmental Authority”) against, or binding upon, the Company or any of its Subsidiaries.

2.3 Governmental Authorization; Third Party Consents No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other individual, firm, corporation, partnership, trust, association, joint venture, limited liability company, or other entity of any kind (a “Person”), and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Shares and Warrants) by, or enforcement against, the Company of this Agreement and the transactions contemplated hereby and thereby.

2.4 Binding Effect This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

2.5 Litigation There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”) pending or, to the Knowledge of the Company’s executive officers (the “Knowledge”) of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries that seeks damages in an amount which is material to the Company’s operations, other than ordinary routine litigation incidental to the business of the Company nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, Claims pending or, to the Knowledge of the Company, threatened or any basis therefor known by the Company involving the prior employment of any employee of the Company or any of its Subsidiaries, their use in connection with the business of the Company or any of its Subsidiaries of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. No Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

2.6 Compliance with Laws The Company and each of its Subsidiaries is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company in all respects. To the Company’s Knowledge, there are no Requirements of Law which could reasonably be expected to prohibit or restrict the Company or any of its Subsidiaries from, or otherwise materially adversely effect the Company or any of its Subsidiaries in, conducting its business in any jurisdiction in which it now conducts its business.

2.7 Capitalization

(a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 15,887,606 shares (the “Issued Stock”) were issued and outstanding as of June 26, 2003, and 10,000,000 shares of preferred stock, of which 400,000 have been designated as “Series A Participating Preferred Stock”, none of which was issued or outstanding as of March 31, 2003. As of June 26, 2003, 4,115,000 shares of Common Stock were reserved for issuance under the Company’s 1995 Employee Stock Option Plan, as amended, 450,000 shares of Common Stock were reserved for issuance under the Company’s 1995 Non-Employee Directors’ Stock Option Plan, as amended, and 1,130,000 shares of Common Stock were reserved for issuance under the Company’s 1995 Employee Stock Purchase Plan. As of March 31, 2003, 1,789,499 shares of Common Stock had been issued and 2,040,881 shares of Common Stock were issuable upon the exercise of stock options granted under the Company’s 1995 Employee Stock Option Plan, 93,681 shares of Common Stock were available for future grant under the Company’s 1995 Non-Employee Directors’ Stock Option Plan, and, as of June 26, 2003, 920,037 shares of Common Stock had been issued under the Company’s 1995 Employee Stock Purchase Plan. The Issued Stock represents all of the issued and outstanding shares of capital stock of the Company and all shares of Issued Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the shares of Issued Stock and other securities of the Company have been offered, issued and sold by the Company in compliance in all material respects with the Securities Act of 1933, as amended (“the Securities Act”) and applicable state securities laws. There are no contracts or other agreements relating to the issuance, sale or transfer of Issued Stock or any equity or other securities of the Company other than pursuant to the 1995 Employee Stock Option Plan, as amended; the 1995 Non-Employee Directors’ Stock Option Plan, as amended; the 1995 Employee Stock Purchase Plan, as amended; an unsigned Investment Letter proposed to Dan McCranie relating to a 7,500 share bonus offered to him and included as Issued Stock; a warrant for 59,750 shares of Common Stock held by Needham & Company, Inc.; the warrants issuable to the Placement Agents in connection with this Agreement; warrants to purchase 424,417 shares of Common Stock held by the investors in the Company’s Private Placement of November, 2002; warrants held by the Placment Agents to purchase an aggregate of 44,766 shares of Common Stock granted in connection with the Company’s 2002 private placement , and the Shares and Warrants issuable pursuant to this Agreement.

(b) The Shares and Warrants are duly authorized, and the Shares and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”)when issued and delivered to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, and assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3 of this Agreement, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens. None of the issued and outstanding shares of Common Stock were issued in violation of any preemptive rights.

2.8 No Default or Breach; Contractual Obligations All of the Contractual Obligations to which the Company or any of its Subsidiaries is a party, whether written or oral, which are required by the Exchange Act to be disclosed in the SEC Reports (collectively, “Material Contractual Obligations”) are valid, subsisting, in full force and effect and binding upon the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, the other parties thereto, and the Company or its Subsidiary, as the case may be, has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, except for such amounts as are being contested by the Company in good faith. Neither the Company nor any of its Subsidiaries has received notice of a default and is not in default under, or with respect to, any Material Contractual Obligation nor, to the Knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute a default thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

2.9 Title to Properties The Company and each of its Subsidiaries has good, record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it, in each case free and clear of all Liens, except for Liens that would required to be described in the notes to the Financial Statements. The Company and each of its Subsidiaries owns and has good, valid and marketable title to all of its properties and assets used in its business or reflected as owned on the Financial Statements, in each case free and clear of all Liens, except for Liens that would required to be described in the notes to the Financial Statements.

2.10 Reports; Financial Statements (a) As of the respective dates of their filing with the Commission, the SEC Reports, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, except as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, the SEC Reports did not at the time they were filed with the Commission, or will not at the time they are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company is not aware of any issues raised by the Commission with respect to any of the SEC Reports, other than those disclosed in the SEC Reports.

(b) Except as disclosed in the SEC Reports, the consolidated financial statements (including, in each case, any related schedules or notes thereto) contained in or incorporated by reference in the SEC Reports and any such reports, registration statements and other filings to be filed by the Company with the Commission prior to the Closing Date (the “Financial Statements”) (i) have been or will be prepared in accordance with the published rules and regulations of the Commission and GAAP consistently applied during the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations, statements of stockholders’ equity and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the Commission.

2.11 Taxes (a) The Company and each of its Subsidiaries has paid all federal, state, provincial, county, local, foreign and other taxes (the “Taxes”) which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with GAAP;

(b) The Company and each of its Subsidiaries has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete in all material respects;

(c) With respect to all Tax returns of the Company and each of its Subsidiaries, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax;

(d) All provisions for Tax liabilities of the Company and each of its Subsidiaries have been disclosed in the Financial Statements and made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and each of its Subsidiaries attributable to periods prior to or ending on the Closing Date have been adequately disclosed in the Financial Statements; and

(e) There are no Liens for Taxes on the assets of the Company or any of its Subsidiaries.

2.12 No Material Adverse Change; Ordinary Course of Business Since March 31, 2003, except as disclosed in or incorporated by reference in the SEC Reports, (a) there has not been any material adverse change, in the Condition of the Company, (b) neither the Company nor any of its Subsidiaries has participated in any transaction material to the Condition of the Company, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company or its Subsidiary, as the case may be, (c) neither the Company nor any of its subsidiaries has entered into any Material Contractual Obligation, other than in the ordinary course of business, (d) there has not occurred a material change in the accounting principles or practice of the Company or any of its Subsidiaries except as required by reason of a change in GAAP, and (e) there has not been any issuance of Company capital stock, or warrants, options or other rights to purchase Company capital stock, except for (a) options granted and shares issued under the Company stock option and purchase plans, (2) warrants promised to the Placement Agents in connection with the offering of the Shares and Warrants, and (3) the Shares and Warrants.

2.13 Private Offering Neither the Company nor any authorized Person acting on its behalf has, in connection with the offer, sale, exchange or issuance of the Shares or Warrants, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering, sale, exchange or issuance of the Shares or Warrants pursuant to this Agreement or that would violate applicable state securities or “blue sky” laws. The Company has not made and will not prior to the Closing Date make, directly or indirectly, any offer or sale of the Shares, Warrants, or of securities of the same or similar class as the Shares or Warrants, if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

2.14 Labor Relations Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company: (a) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice; (b) there is no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries ; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract; and (d) no union organizing activities are taking place. To the Knowledge of the Company, each of the officers and key employees of the Company and each of its Subsidiaries spends all, or substantially all, of his business time on the business of the Company or its Subsidiary, as the case may be. To the Knowledge of the Company, none of the employees of the Company or any of its Subsidiaries is resident in the United States in violation of any Requirement of Law.

2.15 Employee Benefit Plans (a) The SEC Reports list or describe each Plan that the Company or any of its Subsidiaries maintains or to which the Company or any of its Subsidiaries contributes (the “Company Plans”). Neither the Company nor any of its Subsidiaries has any liability under any Plans other than the Company Plans. Except as described in or incorporated by reference in the SEC Reports, neither the Company nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code or any “multiple employer plan” within the meaning of the Code or ERISA. Each Company Plan (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Plan.

(b) No Claim with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits) is pending.

(c) Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

(d) No Company Plan is a welfare plan (as defined in Section (3)(l) of ERISA) that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by Section 4980A of the Code, commonly referred to as “COBRA”, the cost of which is fully paid by the current or former employee or his or her dependents).

(e) Neither the consummation of the transactions contemplated by this Agreement nor any termination of employment following such transactions will accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee whether or not such payment would constitute an “excess parachute payment” under Section 280G of the Code.

(f) There are no unfunded obligations under any Company Plan which are not fully reflected in the Financial Statements.

(g) Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, the Company has no liability, whether absolute or contingent, including any obligations under any Company Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

2.16 Liabilities Neither the Company nor any of its Subsidiaries has any direct or indirect obligation or liability (the “Liabilities”) which are not fully reflected or reserved against in the Financial Statements, other than Liabilities not exceeding $250,000 in the aggregate incurred since March 31, 2003 in the ordinary course of business. The Company has no Knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company or any of its Subsidiaries that, individually or in the aggregate, could have a material adverse effect on the Condition of the Company.

2.17 Intellectual Property

(a) (i) The Company and each of its Subsidiaries is the owner of all, or has the license or right to use all, of the copyrights, patents, trade secrets, trademarks, internet assets, software and other proprietary rights (collectively, “Intellectual Property”) that are used in connection with its business as presently conducted, free and clear of all Liens except for a limited security interest of and a negative pledge agreement with Silicon Valley Bank.

(ii) None of the Intellectual Property is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

(iii) The Company and each of its Subsidiaries has substantially performed all obligations imposed upon it under all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the

Company or any of its Subsidiaries is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis and used solely on the computers of the Company or its Subsidiaries (collectively, the “IP Agreements”). The Company and each of its Subsidiaries is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the IP Agreements are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(iv) To the Knowledge of the Company, none of the Intellectual Property currently sold or licensed by the Company or any of its Subsidiaries to any Person or used by or licensed to the Company or any of its Subsidiaries by any Person infringes upon or otherwise violates any Intellectual Property rights of others, except as could not reasonably be expected to have a material adverse effect on the Condition of the Company.

(b) No litigation is pending and no Claim has been made against the Company or any of its Subsidiaries or, to the Knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any of its Subsidiaries. To the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

(c) No former employer of any employee of the Company or any of its Subsidiaries has made a claim against the Company or any of its Subsidiaries or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer.

(d) To the Knowledge of the Company, none of the trade secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or any of its Subsidiaries, except as required pursuant to the filing of a patent application by the Company or any of its Subsidiaries.

(e) It is not necessary for the business of the Company or any of its Subsidiaries to use any Intellectual Property owned by any director, officer, employee or consultant of the Company or any of its Subsidiaries (or persons the Company or any of its Subsidiaries presently intends to hire). To the Company’s Knowledge, at no time during the conception or reduction to practice of any of the Intellectual Property of the Company or any of its Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could materially adversely affect the rights of the Company or any of its Subsidiaries to its Intellectual Property.

2.18 Potential Conflicts of Interest To the Knowledge of the Company based upon the officers and directors questionnaires distributed and completed in connection with the Company’s 2003 Proxy Statement, no officer, director or stockholder beneficially owning more than 5% of the outstanding shares of Common Stock of the Company, no spouse of any such officer, director or stockholder, and no affiliate (as defined in Rule 12b-2 of the Exchange Act) of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries use, in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

2.19 Trade Relations There exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship of the Company or any of its subsidiaries, or the business of the Company or any of its subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the business of the Company or any of its subsidiaries are individually or in the aggregate material to the Condition of the Company.

2.20 Outstanding Borrowing The SEC Reports set forth the amount of all indebtedness of the Company and each of its Subsidiaries as of March 31, 2003, which, except for accounts payable incurred in the ordinary course of business has not changed materially through the Effective Date. No indebtedness is entitled to any voting rights in any matters voted upon by the holders of the Common Stock.

2.21 Broker’s, Finder’s or Similar Fees Except for fees payable and Company warrants issuable to the Placement Agents, there are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

2.22 Disclosure This Agreement, the SEC Reports, the Company’s press release dated July 16, 2003, and the documents and certificates furnished to the Investors by the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

2.23 Insurance The Company maintains insurance of the types, against such losses and in amounts and with such insurers as are customary in the Company’s industry and otherwise reasonably prudent, including, but not limited to, insurance covering all real property owned and leased by the Company against theft, damage, destruction, and other risks customarily insured by similarly situated companies.

2.24 Form S-3 Eligibility As of the date hereof, the Company meets the requirements for the use of Form S-3 for registration of resale of the Shares and Warrant Shares as contemplated herein.

3. Representations and Warranties of the Investors Each Investor hereby represents and warrants to the Company that, as of the Effective Date and solely as to such Investor:

3.1 Authorization The Investor has all requisite corporate power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the Investor, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account The Shares and Warrants to be purchased by the Investor, and the Warrant Shares which the Investor may purchase upon exercise of the Warrant (collectively the “Securities”), will be acquired for investment for the Investor’s own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor is not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise dispose of any of the Securities.

3.3 Reliance Upon Investor’s Representations The Investor understands that the issuance and sale of the Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company’s reliance on such exemption is based on each Investor’s representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, any Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Investor has no such present intention.

3.4 Receipt of Information The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Shares and Warrant and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this

Agreement or the right of the Investor to rely thereon. No person other than the Company has been authorized to give any information other than the PPM or to give any representation not contained in this Agreement in connection with the Offering and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

3.5 Investment Experience The Investor is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

3.6 Accredited Investor The Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, for the reason indicated on the signature page of this Agreement.

3.7 Restricted Securities The Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, the Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

3.8 Legends To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

(a) The following legend under the Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR ELSE UPON AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO CALIFORNIA MICRO DEVICES CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION.”

(b) Such other legends as may be required under state securities laws.

3.9 Broker’s, Finder’s or Similar Fees There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Investor in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Investor or any action taken by any such Person.

4. Registration of the Shares; Compliance with the Securities Act.

4.1 Registration Procedures and Expenses The Company hereby agrees that it shall:

(a) subject to receipt of necessary information from the Investors, prepare and file with the SEC on or before the date one month after the Closing Date a registration statement on Form S-3 (the “Registration Statement”) to enable the resale of the Shares and the Warrant Shares by the Investors and use reasonable best efforts to respond to comments from the SEC promptly and cause such Registration Statement to be declared effective as promptly as practicable after filing and to remain continuously effective until the earlier of (i) the second anniversary of the Closing, or (ii) such time as all Shares purchased by the Investors pursuant to this Agreement have been sold thereunder (the “Registration Period”). For each full calendar month after the First Closing that the Registration Statement is not filed with the SEC, each Investor shall be paid an amount in cash equal to one and one-half percent (1.5%) of the product of the Purchase Price times the number of Shares originally acquired by such Investor. For each full calendar month after the First Closing, starting with three (3) months after the First Closing and ending with twenty-four (24) months after the First Closing, that the Registration Statement is not declared effective by the SEC, each Investor shall be paid an amount, in cash equal to one and one-half percent (1.5%) of the product of the Purchase Price times the number of Shares originally acquired by such Investor. Each such payment shall be made within fifteen days of when the payment obligation accrued.

(b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the end of the Registration Period;

(c) notify Investors promptly upon the effectiveness of the Registration Statement and furnish to the Investors with respect to the shares of Common Stock registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares or Warrant Shares by the Investor;

(d) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(e) use its reasonable best efforts to cause the Shares and Warrant Shares to be listed on Nasdaq in connection with the filing of the Registration Statement under Section 4.1(a);

(f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 4.1 and the registration of the Shares and the Warrant Shares pursuant to the

Registration Statement other than fees and expenses, if any, of counsel or other advisers to the Investors or underwriting discounts, brokerage fees and commissions incurred by the Investors, if any.

(g) provide that all Shares and Warrant Shares covered by the Registration Statement will be listed on the Nasdaq National Market or other securities market on which the Company’s Common Stock is then listed or traded.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.1 that the Investor shall furnish to the Company such information regarding itself, the shares of Common Stock to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares and the Warrant Shares.

4.2 Transfer of Shares After Registration; Suspension

(a) Subject to Section 4.4, the Investors agree that they will not offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right (each, a “Disposition”) with respect to the Securities that would constitute a sale within the meaning of the Securities Act except pursuant to the Registration Statement referred to in Section 4.1, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Investor or its plan of distribution.

(b) In addition to any suspension rights under paragraph (c) below, the Company may, upon the happening of any event, that, in the good faith judgment of Company’s board of directors upon the opinion of counsel, renders it advisable to suspend use of the prospectus for no more than sixty (60) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to each Investor, in which case each Investor shall discontinue disposition of Shares or the Warrant Shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Investors or until the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed.

(c) Subject to paragraph (d) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares or the Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Investors (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Shares or Warrant Shares pursuant to the Registration Statement (a “Suspension”) until the Investors’ receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as possible within twenty (20) business days after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including without limitation at law or equity), available to the Investors, the Investors shall be entitled to specific performance in the event the Company fails to comply with the provisions of this Section 4.2(c).

(d) Provided that a Suspension is not then in effect, the Investors may sell Shares or Warrant Shares under the Registration Statement, provided that the selling Investor arranges for delivery of a current prospectus to the transferee of such Shares or Warrant Shares.

(e) In the event of a sale of Shares or Warrant Shares by an Investor, such Investor must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit B, so that ownership of the Shares or Warrant Shares may be properly transferred.

(f) For so long as the Company will have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company covenants that it will file, on a timely basis, any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder and keep all such reports and public information current to the extent required by Rule 144 under the Securities Act for a period of two (2) years after the Closing.

4.3 Indemnification For the purpose of this Section 4.3 only, (i) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 4.1(a); and (ii) the term “untrue statement” shall include any untrue statement or any omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(a) The Company agrees to indemnify and hold harmless each Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which such Investor (or such person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in preparation of the Registration Statement or the failure of such Investor to comply with its covenants and agreements contained in Section 3 or 4.2 hereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

(b) Each Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) and each other Investor from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) or other Investor may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon a breach of its covenants and agreements contained in Section 3 or 4.2 hereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of the indemnifying Investor in writing specifically for use in preparation of the Registration Statement, and the indemnifying Investor will reimburse the Company (or such officer, director or controlling person) or other Investor, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; providing further that, the Investor’s obligations to indemnify under this subsection (b) shall be limited to the amount received by the Investor from the sale of the Investor’s Shares hereunder.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 4.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 4.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors’ obligations in this subsection to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

4.4 Termination of Conditions and Obligations The conditions precedent imposed by Section 4 upon the transferability of the Shares and the shares of Common Stock underlying the Warrants shall cease and terminate as to any particular number of the shares of Common Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such shares or at such time as an opinion of counsel or other evidence reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

5. Conditions of each Investor’s Obligations at Closing The obligations of each Investor under subparagraph 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

5.1 Representations and Warranties The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2 Performance The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing.

5.3 Compliance Certificate The Chief Executive Officer of the Company shall have delivered to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2 and 5.4 have been fulfilled.

5.4 Qualifications All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing. The Company shall have obtained all necessary blue sky permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Warrants.

5.5 Opinion of Counsel Investors shall have received the opinion of Pillsbury Winthrop LLP, counsel to the Company, in substantially the form of Exhibit C, attached hereto.

6. Conditions of the Company’s Obligations at Closing The obligations of the Company to each Investor under this Agreement are subject to the fulfillment (or waiver) on or before the Closing of each of the following conditions by the Investor:

6.1 Representations and Warranties The representations and warranties of such Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2 Qualifications All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7. Miscellaneous

7.1 Entire Agreement This Agreement and the documents referred to herein and all Schedules and Exhibits thereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.2 Survival The parties agree that, regardless of any investigation made by the parties, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement (including, without limitation, the provisions of Section 4) shall survive the execution and delivery of this Agreement and the Closing.

7.3 Successors and Assigns Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

7.5 Counterparts This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6 Titles and Subtitles The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7 Notices Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed given and effective when delivered personally, by telex or telecopier, or by overnight express at the following addresses or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section:

If to the Company:	California Micro Devices Corporation 430 N. McCarthy Blvd, No. 100 Milpitas, CA 95035-5112 Attention: Robert V. Dickinson Fax: (408) 934-2990

With a copy to:	Pillsbury Winthrop LLP 2550 Hanover Street Palo Alto, CA 94304 Attention: Stephen M. Wurzburg Fax: (650) 233-4545

If to an Investor:	See the signature pages hereto

7.8 Expenses Except as set forth herein, each party will bear its own expenses related to this Agreement and the transactions contemplated therein. The Company shall pay the reasonable fees and expenses of counsel to Special Situations Funds not to exceed $10,000; provided that if there is no First Closing, then such payment shall only be made as required by the July 24, 2003, Term Sheet. Such expenses shall be paid not later than two (2) business days after receipt of an invoice after the First Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement.

7.9 Attorneys’ Fees If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

7.10 Amendments and Waivers Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than a majority of the Shares sold hereunder and the shares, if any, sold under similar agreements proximate in time to the Closing, provided that this Agreement and all agreements under which such other shares were sold under shall be amended identically or the observance of an identical term waived identically, as the case may be.

7.11 Severability If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.12 Rights of the Investor Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Shares or Warrants, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor shall not incur any liability to any other Investor with respect to exercising or refraining from exercising any such right or rights.

7.13 Conflict of Interest Waiver Each party to this Agreement acknowledges that Pillsbury Winthrop LLP (“PW”), counsel for the Company, may have in the past and may continue in the future to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in formation of other companies, venture capital financings, and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that PW represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction, and (c) gives its informed consent to PW’s representation of certain of the Investors in such unrelated matters and to PW’s representation of the Company in connection with this Agreement and the transactions contemplated hereby and in other matters.

7.14 Press Release/Form 8-K The Company agrees to issue a press release regarding the First Closing no later than the opening of the stock market on August 1, 2003, and to issue a press release concerning the Second Closing no later than the opening of the stock market on the first business day after the Second Closing and to file a Form 8-K with the SEC prior to the closing of the stock market on the first business day after the press release, each describing the critical features of the sale of the Shares and Warrants under this Agreement, with the press release issued for the First Closing, if it does not also cover the Second Closing, to comply with SEC Rule 135c.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CALIFORNIA MICRO DEVICES CORPORATION

By
Robert V. Dickinson
President and Chief Executive Officer

INVESTOR SIGNATURE PAGES TO FOLLOW

SIGNATURE PAGE TO

STOCK AND WARRANT PURCHASE AGREEMENT

DATED AS OF JULY 28, 2003

BY AND AMONG

CALIFORNIA MICRO DEVICES CORPORATION

AND EACH INVESTOR NAMED THEREIN

The undersigned hereby executes and delivers the California Micro Devices Corporation Stock and Warrant Purchase Agreement (the “Agreement”) to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Number of Shares:

Print Name of Investor
By
Signature
Address:

Taxpayer Identification Number :

Investor is an “accredited investor” by reason of (check one):

Investor is an entity with gross assets in excess of $5,000,000.
Investor is an individual with a net worth in excess of $1,000,000
Investor is an individual and an Officer or Director of the Company

SCHEDULE A

INVESTORS

FIRST CLOSING

Investor Name	Number of Shares Purchased from Company	Investment In Dollars
Special Situations Fund III, L.P.	933,400	$2,100,150.00
Special Situations Private Equity Fund, L.P.	533,300	1,199,925.00
Special Situations Cayman Fund, L.P.	311,100	699,975.00
Jon D. Gruber TTEE FBO Jonathan Wyatt Gruber Trust D+D 12/30/75	11,111	24,999.75
Jon D. Gruber TTEE FBO Lindsay DeRoy Gruber Trust D+D 12/29/76	11,111	24,999.75
Jon D. Gruber & Linda W. Gruber	44,444	99,999.00
Gruber & McBaine International	111,111	249,999.75
Lagunitas Partners, LP	266,667	600,000.75

TOTAL	2,222,244	$5,000,049.00

SECOND CLOSING
Investor Name	Number of Shares Purchased from Company	Investment In Dollars
The Millrace Fund	222,000	$499,500
TOTAL	222,000	$499,500

GRAND TOTAL	2,444,244	$5,499,549

SA-1

EXHIBIT A

FORM OF WARRANT

A-1

THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No. W-

WARRANT TO PURCHASE COMMON STOCK

OF

CALIFORNIA MICRO DEVICES CORPORATION

This certifies that, for value received as provided under a Stock and Warrant Purchase Agreement dated July     , 2003 (the “Purchase Agreement”),                                  (“Holder”) is entitled, subject to the terms and conditions set forth below, to purchase from California Micro Devices Corporation, a California corporation (the “Company”), in whole or in part, such number of fully paid and nonassessable shares (the “Warrant Shares”) of no par value common stock of the Company (“Common Stock”) equal to three-tenths (0.30) of the number of shares of Common Stock purchased by Holder pursuant to the Purchase Agreement (the “Warrant Shares”) at the Exercise Price (as defined in Section 2). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m., Pacific standard time, on the fifth anniversary of issue, and shall be void thereafter (the “Exercise Period”). This Warrant shall expire prior to the end of Exercise Period if and when it has been exercised in full.

2. Exercise Price. The Exercise Price shall be $3.00.

3. Exercise of Warrant. This Warrant may be exercised by the Holder only by the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder appearing on the books of the Company) during the Exercise Period, and the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Notice in lawful money of the United States of America.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within ten (10) days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares. The Company shall pay all expenses, taxes, and other charges payable in connection with the preparation, execution, and delivery of stock certificates pursuant to this Section 3.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Shareholder. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance of assets, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

7. Transfer of Warrant.

A. Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this

Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

B. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(A) above, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

C. Transferability and Nonnegotiability of Warrant. This Warrant may be transferred to “affiliates” of the Holder, as defined in Rule 405, as promulgated by the Securities and Exchange Commission (the “SEC”) and, with the prior written consent of the Company, to other persons, provided that such transferee agrees to be bound by the other restrictions on transfer applicable to the Warrant Shares. Notwithstanding the foregoing, this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). However, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or any shares of Common Stock issued upon exercise hereof in compliance with Rule 144(k) and no opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) in compliance with Rule 144A; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 7(C). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

D. Exchange of Warrant Upon a Transfer. On surrender of this Warrant for transfer, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

E. Compliance with Securities Laws.

i. The Holder of this Warrant, by acceptance hereof, represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended, as presently in effect.

ii. The Holder acknowledges that this Warrant is being, and the Warrant Shares would be, acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

iii. This Warrant and Warrant Shares shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

The Company agrees to remove promptly, upon the request of the holder of this Warrant or the Warrant Shares, the legend set forth in Section 7(E)(iii) above from the documents/certificates for such securities upon full compliance with this Agreement and either Rule 144(k) or after a sale in the public market in compliance with Rule 144.

8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock for the issuance of the Warrant Shares. The Company further covenants that all Warrant Shares, upon exercise of this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

9. Notices.

A. In case:

i. the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

ii. of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

iii. of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed no later than the time similar notice is mailed to the holders of Company Common Stock.

B. All such notices, advices and communications as required by the terms of this Warrant shall be made and be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of next day courier service such as Federal Express, one business day after it is delivered to the courier service for US addresses and two business days for foreign addresses, and (iii) in the case of mailing by certified mail, on the third (3rd) business day following the date of such mailing if sent to a U.S. address and on the tenth (10th) business day following the date of such mailing if sent to an address outside the U.S.

10. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company or the Holder of the Warrant against which enforcement of such change, waiver, discharge or termination is sought. An amendment of rights, preferences, or privileges of the Common Stock, including a change in the par value of the Common Stock; an event described in Section 9A or 11A of this Warrant; or any other like action shall not be treated as an amendment of this Warrant.

11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

A. Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reorganization or reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reorganization or reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

B. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the securities issuable upon exercise of this Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price for such securities shall be proportionately increased and the securities issuable upon exercise of this Warrant shall be proportionately decreased.

C. Adjustments for Distributions in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend or otherwise, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

D. Mergers, Consolidation, or Asset Sale. If any merger or consolidation of the Company with or into another corporation, or the sale of substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive common stock, other securities, or assets with respect to or in exchange for shares of Common Stock, then, as a condition to such merger, consolidation, or asset sale, adequate provision shall be made whereby the Holder of Warrants shall thereafter have the right to receive such shares of common stock, other securities, or assets upon the exercise of the Warrant as though the Holder had exercised the Warrant in full immediately prior to such merger, consolidation, or asset sale and received Shares which were thereafter effected by the merger, consolidation, or asset sale and the resulting shares of common stock, other securities, or assets were thereafter held and effected by any subsequent events. Notwithstanding the foregoing, if only cash, assets, and/or promissory notes not convertible into equity are issued in such merger, consolidation, or asset sale, then the Company may cause the Warrants to terminate upon the consummation of such merger, consolidation, or asset sale, provided that the Company has provided the Holder with at least fifteen (15) business days notice of such merger, consolidation, or asset sale.

E. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

F. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. An event described above in this subsections A, B, C, and D of this Section 11 for which appropriate adjustment is made or an event described in Section 9A of which the Holder is given timely notice pursuant to Section 9, shall not be deemed under any circumstance to be an impairment of this Warrant.

12. Adjustments. Subject and pursuant to the provisions of this Section 12, the Warrant Price, but not the number of Warrant Shares subject to this Warrant, shall be subject to adjustment from time to time as set forth hereinafter.

A. For the term of this Warrant, in addition to the provisions contained above, the Warrant Price shall be subject to adjustment as provided below. An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

B. Except as provided in subsection (C) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (B)(i) through (B)(vii) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Warrant Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Warrant Price =	(A x B) + D
A+C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Warrant Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance provided, however, that in no event shall the Warrant Price after giving effect to such Trigger Issuance be greater than the Warrant Price in effect prior to such Trigger Issuance.

For purposes of this subsection (B), “Additional Shares of Common Stock” shall mean all shares of Common Stock deemed to be issued pursuant to this subsection (B), other than Excluded Issuances (as defined in subsection (C) hereof).

For purposes of this subsection (B), the following subsections (B)(i) to (B)(vii) shall also be applicable:

i. Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (a) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in subsection 12 (B)(iii), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

ii. Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total number of shares of Common Stock issuable upon the conversion or exchange of all such

Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price, provided that (a) except as otherwise provided in subsection 12 (B)(iii), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Warrant Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Price have been made pursuant to the other provisions of subsection 12 (B).

iii. Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 12 (B)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 12 (B)(i) or 12 (B)(ii), or the rate at which Convertible Securities referred to in subsections 12 (B)(i) or 12 (B)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted (upwards or downwards) to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 12 (B) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 12 (B) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

iv. Stock Dividends. Subject to the provisions of this Section 12 (B), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

v. Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Warrantholder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value of the Additional Rights, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder.

vi. Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

vii. Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection 12 (B).

C. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of (a) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (b) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, (c) securities issued pursuant to the Stock and Warrant Purchase Agreements dated as of July 28, 2003, among the Company and the Investors named therein and securities issued upon the exercise or conversion of those securities, (d) shares of Common Stock issued, deemed issued, or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant), (e) Common Stock issued or deemed issued to banks or leasing companies in connection with working capital or equipment lines of credit/financing, and (f) Common Stock issued or deemed issued as the payment of the purchase price of an acquisition of another entity (collectively, “Excluded Issuances”).

13. Miscellaneous.

A. This Warrant shall be governed by the internal laws of the State of California as applied to agreements entered into in the State of California by and among residents of the State of California, without reference to the conflicts of laws provisions therein.

B. In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney’s fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s rights hereunder.

C. This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. Pacific standard time on the business day following such Saturday, Sunday or recognized Holiday.

D. This Warrant and any document or agreements executed by the parties pursuant to this Warrant constitute the full and complete understanding of the parties hereto with respect to the subject matter hereof and supersede all previous agreements or understandings, written or oral, between the parties with respect thereto.

14. Call Provision. Notwithstanding any other provision contained herein to the contrary, in the event that the closing price of a share of Common Stock as traded on the Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $5.00 (as appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days and all of the Warrant Shares have been registered for resale by Holder pursuant to a Registration Statement (as defined in Section 4.1 of the Purchase Agreement) which has been declared effective by the SEC and which is available for sales of the Warrant Shares by Holder during the “Notice Period” as defined below, the Company, upon thirty (30) days prior written notice (such thirty (30) days comprising the “Notice Period”) given to the Holder during the one-month period immediately following such twenty (20) trading day period, may demand that the Holder exercise this Warrant and purchase all of the Warrant Shares prior to the expiration of the Notice Period, and the Holder will be obligated to do so. To the extent such exercise is not effected, the Company may, but is not required to, elect to have this Warrant expire and terminate effective at the expiration of the Notice Period.

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In witness whereof, California Micro Devices Corporation has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: July     , 2003

COMPANY

CALIFORNIA MICRO DEVICES CORPORATION

By
Robert V. Dickinson, President

NOTICE OF EXERCISE

To: California Micro Devices Corporation

The undersigned hereby elects to purchase                      shares of Common Stock of California Micro Devices Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

and does hereby irrevocably constitute and appoint Attorney                                              to make such transfer on the books of California Micro Devices Corporation, maintained for the purpose, with full power of substitution in the premises.

If the Assignee is an “affiliate”, as defined in Rule 405, promulgated by the SEC, please explain the basis for such determination:                                                                                                                                                                                                                                                           .

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:                         .

Signature of Holder

EXHIBIT B

CALIFORNIA MICRO DEVICES CORPORATION

CERTIFICATE OF SUBSEQUENT SALE

RE:	Sale of Shares of Common Stock of California Micro Devices Corporation (the “Company”) pursuant to the Company’s Prospectus dated , 2003 (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):
Record Holder (e.g., if held in name of nominee):
Restricted Stock Certificate No.(s):
Number of Shares Sold:
Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

Very truly yours,

By

Print Name

Title

Dated:

cc:	Pillsbury Winthrop LLP
2550 Hanover Street
Palo Alto, California 94304
Attn: Stephen M. Wurzburg

B-1

EXHIBIT C

OPINIONS OF COMPANY COUNSEL

C-1

Pillsbury Winthrop LLP

2550 HANOVER STREET PALO ALTO, CA 94304-1115 650.233.4500 F: 650.233.4545

July 31, 2003

To the Investors Named

on Schedule A to the

Stock and Warrant Purchase Agreement

Referred to Below:

Re: California Micro Devices Stock and Warrant Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel for California Micro Devices Corporation, a California corporation (the “Company”), in connection with the Stock and Warrant Purchase Agreement dated as of July 31, 2003 (the “Agreement”), by and between the Company and each of you. This letter is provided to you in satisfaction of the requirements set forth in Section 5.5 of the Agreement. The Agreement provides, among other things, for the sale and purchase of shares (the “Shares”) of the Company’s no par value Common Stock (the “Common Stock”) and warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”). Terms not otherwise defined herein have the meanings given them in the Agreement.

In connection with the foregoing, we have examined the Agreement and its exhibits, including the form of Warrant, records of proceedings of the directors and shareholders of the Company, the Amended and Restated Articles of Incorporation, the Bylaws of the Company, certificates of officers of the Company and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth below, it is our opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California and has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

2. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations under the terms of such

To the Investors Named on Schedule A

of the Stock and Warrant Purchase Agreement

July 31, 2003

Agreement. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except insofar as indemnification and contribution provisions contained therein may be limited by applicable law or the application of principles of public policy.

3. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder and the issuance of the Shares and Warrants pursuant to the Agreement do not violate the Company’s Amended and Restated Articles of Incorporation or Bylaws, and do not (i) violate or contravene any governmental statute, rule or regulation applicable to the Company that in our experience is generally applicable to transactions of the type contemplated by the Agreement (without our having made any investigation concerning the applicability of any other statue, rule or regulation) or (ii) violate or contravene any order, writ, judgment, injunction, decree, determination or award known to us that has been entered against the Company.

4. We are not aware of any action, suit, proceeding or investigation pending against the Company before any court or administrative agency, or that the Company has received any written threat thereof, that questions the validity of the Agreement.

5. No approval, authorization or other action by any federal or state governmental authority or filing (other than filings solely for information purposes or to obtain action that is not the subject of governmental discretion) with any such authority that has not been obtained or accomplished is required in connection with the execution, delivery and performance by the Company of the Agreement.

6. The Shares and Warrants have been duly authorized and, the Shares and Warrant Shares, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

7. Based in part upon your representations in Section 3 of the Agreement, the offer and sale of the Shares and Warrants pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the offer and sale of the Shares, Warrants, and Warrant Shares pursuant to the terms of the Agreement are exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

To the Investors Named on Schedule A

of the Stock and Warrant Purchase Agreement

July 31, 2003

The foregoing opinion is subject to such matters as are set forth in the Agreement and the following assumptions, qualifications, limitations and exceptions:

(a) We have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company, that each such entity has complied with any applicable requirement to file tax returns and pay taxes under California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities. We have also assumed that the representations and warranties made by the Company in the Agreement are true and correct as to matters of fact and that the representations and warranties made by each of you in the Agreement are true and correct.

(b) This opinion is limited in all respects to matters governed by the laws of the State of California and the federal laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction or jurisdictions. We express no opinion as to federal or state antifraud or antitrust laws or regulations or, except as expressly provided in paragraph 7 above, to the securities or blue sky law of any jurisdiction. We express no opinion in clause (i) of Paragraph 3 as to ordinances and regulations of counties and political subdivisions thereof.

(c) We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Agreement that would modify the terms or rights and obligations of the parties thereunder.

(d) Our opinion in paragraph 2 above is subject to and limited by (i) the effect of applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, whether considered in a proceeding in equity or at law, (iii) the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where

To the Investors Named on Schedule A

of the Stock and Warrant Purchase Agreement

July 31, 2003

the breach of such covenants or provisions imposes restrictions or burdens upon a party thereto, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or the enforcement of such covenants or provisions under the circumstances would violate the covenant of good faith and fair dealing implied under applicable law, and (iv) the effect of California Civil Code Section 1698 and of statutes and rules of law that cannot be waived prospectively by an obligor.

(e) Whenever a statement herein is qualified by “to our knowledge,” “known to us,” “we are not aware,” or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company in other matters in which such attorneys are not involved.

This opinion is rendered solely for your information in connection with the transaction described above and may not be delivered to or relied upon by any other person for any purpose without our prior written consent.

Very truly yours,

EXHIBIT D

SCHEDULE OF EXCEPTIONS

None.

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